                                                                  Exhibit (g)(7)

             AMENDMENT TO AMENDED AND RESTATED CUSTODIAN AGREEMENT

      This Amendment to the Amended and Restated Custodian Agreement is made as of August 3, 2000 by and between New England Zenith Fund (the "Fund") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Amended and Restated Custodian Agreement referred to below.

      WHEREAS, the Fund, New England Mutual Life Insurance Company ("The New England") and the Custodian entered into an Amended and Restated Custodian Agreement dated as of September 22, 1992 (as amended and in effect from time to time, the "Agreement"); and

      WHEREAS, the Agreement was amended as of November 17, 1999 to remove Metropolitan Life Insurance Company ("MetLife"), the surviving company of a merger of The New England and MetLife, and to have the Fund assume all rights and obligations of MetLife under the Custodian Agreement, and for other purposes; and

      WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and the Fund has made the series listed on Schedule D hereto subject to the Agreement (each such series, together with all other series subsequently established by the Fund and made subject to the Agreement in accordance with the terms thereof, shall be referred to as a "Series", and, collectively, the "Series"); and

      WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Agreement to reflect revisions to Rule 17f-5 ("Rule 17f-5") and the adoption of Rule 17f-7 ("Rule 17f-7") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, the Fund and the Custodian desire to amend and restate certain other provisions of the Agreement relating to the custody of assets of each of the Portfolios held outside of the United States.

      NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Agreement, pursuant to the terms thereof, as follows:


    I. Sections II.7.A through 7.I and Sections II.8.A through 8.M of the Agreement as amended as of November 17, 1999, are hereby deleted and replaced with new Sections II.7.A through 7.J and Sections II.8.A through 8.M, as of the effective date of this Amendment, as set forth below.

7.    THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.
      ----------------------------------------

7.A.  DEFINITIONS.
      -----------

Capitalized terms in this Section 7 of Article II shall have the following meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment; economic and financial infrastructure (including any Eligible Securities Depository operating in the country); prevailing or developing settlement practices; and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act.

"Eligible Securities Depository" has the meaning set forth in Section (b)(1) of Rule 17f-7.

"Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Series' transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(2) of Rule 17f-5.


7.B.  DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.
      ------------------------------------------------------

The Fund, by resolution adopted by its Board of Trustees (the "Board"), hereby delegates to the Custodian, with respect to the Portfolios, pursuant to Section
(b) of Rule 17f-5, the responsibilities set forth in this Section 7 of Article II with respect to Foreign Assets of the Series held outside the United States, and the Custodian hereby accepts such delegation, as Foreign Custody Manager with respect to the Series.

7.C.  COUNTRIES COVERED.
      -----------------

The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Agreement, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody

Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Series which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 7.G of this Article II.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund on behalf of the Series of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Series responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Agreement. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Series to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Series with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Sixty days (or such longer period as to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

7.D.  SCOPE OF DELEGATED RESPONSIBILITIES.
      -----------------------------------

      7.D.1. SELECTION OF ELIGIBLE FOREIGN CUSTODIANS.
             ----------------------------------------

Subject to the provisions of this Section 7 of Article II, the Portfolio's Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time.

In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1), as amended from time to time.

      7.D.2. CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS.
             ------------------------------------------

The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager satisfies the requirements of Rule 17f-5(c)(2), as amended from time to time.

      7.D.3. MONITORING.
             ----------

In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 7.G of
Article II hereunder and assist the Series in withdrawing their assets from such Eligible Foreign Custodian as soon as reasonably practicable.

7.E.  GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY.
      --------------------------------------------------

For purposes of this Section 7 of Article II, the Fund and the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Series.

7.F.  STANDARD OF CARE AS FOREIGN CUSTODY MANAGER OF A PORTFOLIO.
      ----------------------------------------------------------

In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

7.G.  REPORTING REQUIREMENTS.
      ----------------------

      7.G.1 The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Series described in this Section 7 of Article II promptly after the occurrence of the material change.

      7.G.2 The Foreign Custody Manager shall deliver the written reports required by Section 7.G.1 of Article II to the following address, and to such other address as the Fund shall from time to time reasonably request:


      Board of Trustees
      New England Zenith Fund
      c/o New England Financial
      501 Boylston Street
      Boston, Massachusetts 02116
      Attn: Thomas M. Lenz

7.H.  REPRESENTATIONS WITH RESPECT TO RULE 17F-5.
      ------------------------------------------

The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5.

The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Agreement to the Custodian as the Foreign Custody Manager of the Series.

7.I.  EFFECTIVE DATE AND TERMINATION OF THE CUSTODIAN AS FOREIGN CUSTODY
      ------------------------------------------------------------------
      Manager.
      -------

The Board's delegation to the Custodian as Foreign Custody Manager of the Series shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party or upon termination of the Agreement in accordance with its terms, if earlier. Termination will become effective sixty
(60) days after receipt by the non-terminating party of such notice. The provisions of Section 7.C of Article II hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Series with respect to designated countries.

7.J.  ELIGIBLE SECURITIES DEPOSITORIES.
      --------------------------------

      7.J.1  ANALYSIS AND MONITORING. The Custodian shall (a) provide the Fund
             -----------------------
(or its duly-authorized investment managers or investment advisers, as instructed from time to time by the Fund) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7 and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment managers or investment advisers, as instructed from time to time by the Fund) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

      7.J.2  STANDARD OF CARE. The Custodian agrees to exercise reasonable care,
             ----------------
prudence and diligence in performing the duties set forth in Section 7.J.1.

II.8. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE SERIES HELD
      -------------------------------------------------------------------
      OUTSIDE THE UNITED STATES.
      -------------------------

8.A   DEFINITIONS.
      -----------

Capitalized terms in this Section 8 of Article II shall have the following meanings:

"Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

8.B.  HOLDING SECURITIES.
      ------------------

The Custodian shall identify on its books as belonging to each Series the respective foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Series, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect
           ----------------
to foreign securities of each Series which are maintained in such account shall identify those securities as belonging to such Series and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

8.C.  FOREIGN SECURITIES SYSTEMS.
      --------------------------

Foreign securities shall be maintained in a Foreign Securities System in a designated country only through arrangements implemented by the Foreign Sub-Custodian in such country pursuant to the terms of this Agreement.

8.D.  TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.
      ---------------------------------------

      8.D.1. DELIVERY OF FOREIGN ASSETS.
             --------------------------

The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of a Portfolio held by such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

      (i) upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

      (ii) in connection with any repurchase agreement related to foreign securities;

      (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolio;

      (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

      (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

      (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that
                                                                  --------
             in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

      (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

      (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

      (ix) for delivery as security in connection with borrowing by a Portfolio requiring a pledge of assets by such Portfolio;

      (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

      (xi)   in connection with the lending of foreign securities; and

      (xii)  for any other proper purpose, but only upon receipt of Proper
                                           --- ----
             Instructions specifying the foreign securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper trust purpose, and naming the person or persons to whom delivery of such securities shall be made.

      8.D.2. PAYMENT OF PORTFOLIO MONIES.
             ---------------------------

Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

      (i) upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

      (ii) in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

      (iii) for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Agreement, legal fees, accounting fees, and other operating expenses;

      (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

      (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

      (vi) for payment of part or all of the dividends received in respect of securities sold short;

      (vii)  in connection with the borrowing or lending of foreign securities;
             and

      (viii) for any other proper purpose, but only upon receipt of Proper
                                           --- ----
             Instructions specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper trust purpose, and naming the person or persons to whom such payment is to be made.

         8.D.3.   MARKET CONDITIONS; MARKET INFORMATION.
                  -------------------------------------

Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Assets received for the account of the Series and delivery of Foreign Assets maintained for the account of the Series may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian or a Foreign Securities System, described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

8.E.     REGISTRATION OF FOREIGN SECURITIES.
         ----------------------------------

The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities except as such liability may arise from such nominee's own negligence, misfeasance, bad faith or willful misconduct. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Agreement unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

8.F.     BANK ACCOUNTS.
         -------------
The Custodian shall identify on its books as belonging to each Series cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian shall be subject only to draft or order by the Custodian or such Foreign Sub-Custodian, acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio.

8.G.     COLLECTION OF INCOME.
         --------------------
The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Series shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

8.H.     SHAREHOLDER RIGHTS.
         ------------------

With respect to the foreign securities held pursuant to this Section 8, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

8.I.     COMMUNICATIONS RELATING TO FOREIGN SECURITIES.
         ---------------------------------------------

The Custodian shall transmit promptly to the Fund written information (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith) received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Series. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. Absent the Custodian's failure to observe the standard of care set forth in Section 6.A of Article II, the Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Series at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

8.J. LIABILITY OF FOREIGN SUB-CUSTODIANS AND FOREIGN SECURITIES SYSTEMS.
     ------------------------------------------------------------------

Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties and, to the extent possible, to indemnify, and hold harmless, the Custodian and the Fund from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the Fund's election, the Fund and the Series shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Series have not been made whole for any such loss, damage, cost, expense, liability or claim.

8.K.     TAX LAW.
         -------

The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, the Series or the Custodian as custodian of the Series by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund with respect to the Series or the Custodian as custodian of the Series by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

8.L.     LIABILITY OF CUSTODIAN.
         ----------------------

Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Foreign Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Agreement and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism or any loss where a Sub-Custodian has otherwise exercised the standard of care that a professional custodian engaged in the banking or trust company industry and having professional expertise in financial and securities processing transactions and custody would observe.

8.M.     REIMBURSEMENT FOR ADVANCES.
         --------------------------

Notwithstanding any other provision in this Agreement, if the Fund requires the Custodian to advance cash or foreign securities for any purpose including the purchase or sale of foreign exchange or of contracts for foreign exchange, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of Section 8 of Article II, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, each Series hereby grants to the Custodian a security interest and pledges to the Custodian in an amount not to exceed the lesser of the dollar amounts borrowed or two percent (15 percent, in the case of the Money Market Series) of such Series's total assets (taken at cost), the specific securities to be designated in writing from time to time by the Series or its investment advisor; provided, however, that (1) if from time to time neither the Series nor its investment adviser shall have designated in writing specific securities in an amount at least equal to the lesser of the dollar amounts borrowed or two percent (15 percent, in the case of the Money Market Series) of such Series's total assets (taken at cost), or (2) if as a result of the delivery by the Custodian out of its custody, pursuant to Proper

Instructions, of any securities so designated shall be less than lesser of the dollar amounts borrowed or two percent (15 percent, in the case of the Money Market Series) of such Series's total assets, then the Custodian shall have a security interest in such Series's securities in an amount that, taken together with amounts of securities from time to time designated in writing by the Series or its investment adviser that have not been delivered out of the custody of the Custodian pursuant to Proper Instructions, does not exceed the lesser of the dollar amounts borrowed or two percent (15 percent, in the case of the Money Market Series) of such Series's total assets (taken at cost). Should the Series fail to repay promptly any advances of cash or securities, the Custodian shall be entitled to use available cash and to dispose of pledged securities and property as is necessary to repay any such advances.



III. Except as specifically superseded or modified herein, the terms and provisions of the Agreement shall continue to apply with full force and effect. Regarding the Custodian's role as Foreign Custody Manager only, in the event of any conflict between the terms of the Agreement prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Section 7 hereof, in the event of any conflict between the provisions of Section 7 and 8 hereof, the provisions of Section 7 shall prevail.


     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

WITNESSED BY:                    STATE STREET BANK AND TRUST COMPANY

/s/ Sharon Baker Morin           By:  /s/ Ronald E. Logue
---------------------------          ----------------------------------------
                                 Name: Ronald E. Logue
                                 Title: Vice Chairman & Chief Operating Officer


WITNESSED BY:                    NEW ENGLAND ZENITH FUND,
                                 on behalf of each of its series.


/s/ Marc L. Parsons              By:  /s/ John F. Guthrie, Jr.
--------------------------           ---------------------------------------
                                 Name: John F. Guthrie, Jr.
                                 Title: Senior Vice President





A Copy of the Agreement and Declaration of Trust establishing New England Zenith Fund is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the Fund by officers of the Fund as officers and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Fund.

                                  STATE STREET                       SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY                    SUBCUSTODIAN

Argentina                  Citibank, N.A.

Australia                  Westpac Banking Corporation

Austria                    Erste Bank der Osterreichischen
                           Sparkassen AG

Bahrain                    HSBC Bank Middle East
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)

Bangladesh                 Standard Chartered Bank

Belgium                    Fortis Bank nv-sa

Bermuda                    The Bank of Bermuda Limited

Bolivia                    Citibank, N. A.

Botswana                   Barclays Bank of Botswana Limited

Brazil                     Citibank, N.A.

Bulgaria                   ING Bank N.V.

Canada                     State Street Trust Company Canada

Chile                      Citibank, N.A.

People's Republic          The Hongkong and Shanghai
of China                   Banking Corporation Limited,
                           Shanghai and Shenzhen branches

Colombia                   Cititrust Colombia S.A. Sociedad Fiduciaria

                                  STATE STREET                       SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY                    SUBCUSTODIAN

Costa Rica                 Banco BCT S.A.

Croatia                    Privredna Banka Zagreb d.d

Cyprus                     The Cyprus Popular Bank Ltd.

Czech Republic             Ceskoslovenska Obchodni
                           Banka, A.S.

Denmark                    Den Danske Bank

Ecuador                    Citibank, N.A.

Egypt                      Egyptian British Bank S.A.E.
                           (as delegate of The Hongkong
                           and Shanghai Banking Corporation
                           Limited)

Estonia                    Hansabank

Finland                    Merita Bank Plc.

France                     BNP Paribas, S.A.

Germany                    Dresdner Bank AG

Ghana                      Barclays Bank of Ghana Limited

Greece                     National Bank of Greece S.A.

Hong Kong                  Standard Chartered Bank

Hungary                    Citibank Rt.

                                  STATE STREET                       SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY                    SUBCUSTODIAN

Iceland                    Icebank Ltd.

India                      Deutsche Bank AG

                           The Hongkong and Shanghai
                           Banking Corporation Limited

Indonesia                  Standard Chartered Bank

Ireland                    Bank of Ireland


Israel                     Bank Hapoalim B.M.


Italy                      BNP Paribas, Italian Branch


Ivory Coast                Societe Generale de Banques
                           en Cote d'Ivoire


Jamaica                    Scotiabank Jamaica Trust and Merchant
                           Bank Ltd.


Japan                      The Fuji Bank, Limited

                           The Sumitomo Bank, Limited


Jordan                     HSBC Bank Middle East
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)


Kazakhstan                 HSBC Bank Kazakhstan


Kenya                      Barclays Bank of Kenya Limited


Republic of Korea          The Hongkong and Shanghai Banking
                           Corporation Limited

                                  STATE STREET                       SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY                    SUBCUSTODIAN

Latvia                     A/s Hansabanka

Lebanon                    HSBC Bank Middle East
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)


Lithuania                  Vilniaus Bankas AB


Malaysia                   Standard Chartered Bank Malaysia Berhad


Mauritius                  The Hongkong and Shanghai
                           Banking Corporation Limited


Mexico                     Citibank Mexico, S.A.


Morocco                    Banque Commerciale du Maroc


Namibia                    Standard Bank Namibia Limited


Netherlands                Fortis Bank (Nederland) N.V.


New Zealand                ANZ Banking Group (New Zealand) Limited


Nigeria                    Stanbic Merchant Bank Nigeria Limited


Norway                     Christiania Bank og Kreditkasse ASA


Oman                       HSBC Bank Middle East
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)


Pakistan                   Deutsche Bank AG


Palestine                  HSBC Bank Middle East
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)

                                  STATE STREET                       SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY                    SUBCUSTODIAN

Panama                     BankBoston, N.A.


Peru                       Citibank, N.A.


Philippines                Standard Chartered Bank


Poland                     Citibank (Poland) S.A.


Portugal                   Banco Comercial Portugues


Qatar                      HSBC Bank Middle East
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)

Romania                    ING Bank N.V.


Russia                     Credit Suisse First Boston AO - Moscow
                           (as delegate of Credit Suisse
                           First Boston - Zurich)


Singapore                  The Development Bank of Singapore Limited


Slovak Republic            Ceskoslovenska Obchodni Banka, A.S.


Slovenia                   Bank Austria Creditanstalt d.d. - Ljubljana


South Africa               Standard Bank of South Africa Limited


Spain                      Banco Santander Central Hispano S.A.


Sri Lanka                  The Hongkong and Shanghai
                           Banking Corporation Limited


Swaziland                  Standard Bank Swaziland Limited


Sweden                     Skandinaviska Enskilda Banken

                                  STATE STREET                       SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY                    SUBCUSTODIAN

Switzerland                UBS AG


Taiwan - R.O.C.            Central Trust of China


Thailand                   Standard Chartered Bank


Trinidad & Tobago          Republic Bank Limited


Tunisia                    Banque Internationale Arabe de Tunisie


Turkey                     Citibank, N.A.


Ukraine                    ING Bank Ukraine


United Kingdom             State Street Bank and Trust Company,
                           London Branch


Uruguay                    BankBoston, N.A.


Venezuela                  Citibank, N.A.


Vietnam                    The Hongkong and Shanghai
                           Banking Corporation Limited


Zambia                     Barclays Bank of Zambia Limited


Zimbabwe                   Barclays Bank of Zimbabwe Limited

                                  STATE STREET                       SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS




COUNTRY                 DEPOSITORIES


Argentina               Caja de Valores S.A.


Australia               Austraclear Limited

                        Reserve Bank Information and
                        Transfer System


Austria                 Oesterreichische Kontrollbank AG
                        (Wertpapiersammelbank Division)


Belgium Caisse Interprofessionnelle de Depots et de Virements de Titres, S.A.

                        Banque Nationale de Belgique


Brazil                  Companhia Brasileira de Liquidacao e Custodia


Bulgaria                Central Depository AD

                        Bulgarian National Bank


Canada                  Canadian Depository for Securities Limited


Chile                   Deposito Central de Valores S.A.


People's Republic       Shanghai Securities Central Clearing &
of China                Registration Corporation

                        Shenzhen Securities Central Clearing Co., Ltd.


Colombia                Deposito Centralizado de Valores


Costa Rica              Central de Valores S.A.

                                  STATE STREET                       SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS




COUNTRY                 DEPOSITORIES


Croatia                 Ministry of Finance

                        National Bank of Croatia

                        Sredisnja Depozitarna Agencija d.d.


Czech Republic          Stredisko cennych papiru

                        Czech National Bank


Denmark                 Vaerdipapircentralen (Danish Securities Center)


Egypt                   Misr for Clearing, Settlement, and Depository


Estonia                 Eesti Vaartpaberite Keskdepositoorium


Finland                 Finnish Central Securities Depository


France Societe Interprofessionnelle pour la Compensation des Valeurs Mobilieres


Germany                 Clearstream Banking AG, Frankfurt


Greece                  Bank of Greece,
                        System for Monitoring Transactions in
                        Securities in Book-Entry Form

                        Apothetirion Titlon AE - Central Securities Depository


Hong Kong               Central Clearing and Settlement System

                        Central Moneymarkets Unit


Hungary                 Kozponti Elszamolohaz es Ertektar
                        (Budapest) Rt. (KELER)

                                  STATE STREET                       SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS




COUNTRY                 DEPOSITORIES


India                   National Securities Depository Limited

                        Central Depository Services India Limited

                        Reserve Bank of India


Indonesia               Bank Indonesia

                        PT Kustodian Sentral Efek Indonesia


Ireland                 Central Bank of Ireland
                        Securities Settlement Office


Israel                  Tel Aviv Stock Exchange Clearing
                        House Ltd. (TASE Clearinghouse)


Italy                   Monte Titoli S.p.A.

                        Banca d'Italia


Ivory Coast             Depositaire Central - Banque de Reglement


Jamaica                 Jamaica Central Securities Depository


Japan                   Japan Securities Depository Center (JASDEC)
                        Bank of Japan Net System


Kazakhstan              Central Depository of Securities


Kenya                   Central Bank of Kenya


Republic of Korea       Korea Securities Depository


Latvia                  Latvian Central Depository

                                  STATE STREET                       SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS




COUNTRY                 DEPOSITORIES

Lebanon                 Custodian and Clearing Center of
                        Financial Instruments for Lebanon
                        and the Middle East (Midclear) S.A.L.
                        Banque du Liban


Lithuania               Central Securities Depository of Lithuania


Malaysia                Malaysian Central Depository Sdn. Bhd.

System                  Bank Negara Malaysia,
                        Scripless Securities Trading and Safekeeping

Mauritius               Central Depository and Settlement Co. Ltd.

                        Bank of Mauritius


Mexico                  S.D. INDEVAL
                        (Instituto para el Deposito de Valores)


Morocco                 Maroclear


Netherlands             Nederlands Centraal Instituut voor
                        Giraal Effectenverkeer B.V. (NECIGEF)


New Zealand             New Zealand Central Securities
                        Depository Limited


Nigeria                 Central Securities Clearing System Limited


Norway                  Verdipapirsentralen (Norwegian Central
                        Securities Depository)


Oman                    Muscat Depository & Securities
                        Registration Company, SAOC

                                  STATE STREET                       SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS




COUNTRY                 DEPOSITORIES

Pakistan                Central Depository Company of Pakistan Limited

                        State Bank of Pakistan


Palestine               Clearing Depository and Settlement, a department
                        of the Palestine Stock Exchange


Peru Caja de Valores y Liquidaciones, Institucion de Compensacion y Liquidacion de Valores S.A


Philippines             Philippine Central Depository, Inc.

                        Registry of Scripless Securities
                        (ROSS) of the Bureau of Treasury


Poland                  National Depository of Securities
                        (Krajowy Depozyt Papierow Wartosciowych SA)

                        Central Treasury Bills Registrar


Portugal                Central de Valores Mobiliarios


Qatar Central Clearing and Registration (CCR), a department of the Doha Securities Market


Romania                 National Securities Clearing, Settlement and
                        Depository Company

                        Bucharest Stock Exchange Registry Division

                        National Bank of Romania


Singapore               Central Depository (Pte) Limited

                        Monetary Authority of Singapore

                                  STATE STREET                       SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS




COUNTRY                 DEPOSITORIES


Slovak Republic         Stredisko cennych papierov

                        National Bank of Slovakia


Slovenia                Klirinsko Depotna Druzba d.d.


South Africa            Central Depository Limited

                        Share Transactions Totally Electronic
                        (STRATE) Ltd.


Spain                   Servicio de Compensacion y
                        Liquidacion de Valores, S.A.

                        Banco de Espana, Central de Anotaciones en Cuenta


Sri Lanka               Central Depository System (Pvt) Limited


Sweden                  Vardepapperscentralen  VPC AB
                        (Swedish Central Securities Depository)


Switzerland             SegaIntersettle AG (SIS)


Taiwan - R.O.C.         Taiwan Securities Central Depository Co., Ltd.


Thailand                Thailand Securities Depository Company Limited


Tunisia Societe Tunisienne Interprofessionelle pour la Compensation et de Depots des Valeurs Mobilieres


Turkey                  Takas ve Saklama Bankasi A.S. (TAKASBANK)

                        Central Bank of Turkey


Ukraine                 National Bank of Ukraine

                                  STATE STREET                       SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS




COUNTRY                      DEPOSITORIES


United Kingdom               Central Gilts Office and
                             Central Moneymarkets Office


Venezuela                    Banco Central de Venezuela


Zambia                       LuSE Central Shares Depository Limited

                             Bank of Zambia


TRANSNATIONAL

Euroclear

Clearstream Banking AG

                                   SCHEDULE C

                               MARKET INFORMATION

PUBLICATION/TYPE OF INFORMATION                      BRIEF DESCRIPTION
-------------------------------                      -----------------
(FREQUENCY)

The Guide to Custody in World Markets       An overview of safekeeping and settlement practices and procedures in each market in
-------------------------------------       which State Street Bank and Trust Company offers custodial services.
(annually)


Global Custody Network Review               Information relating to the operating history and structure of
-----------------------------               depositories and subcustodians located in the markets in which State
(annually)                                  Street Bank and Trust Company offers  custodial services, including transnational depositories.


Global  Legal  Survey                       With respect to each market in which State Street Bank and Trust Company offers
---------------------                       custodial services, opinions relating to whether local law restricts (i) access of a
(annually)                                  fund's independent public accountants to books and records of a Foreign Sub-Custodian or
                                            Foreign Securities System, (ii) the Fund's ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-Custodian or Foreign Securities System, (iii) the Fund's
                                            ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign
                                            Securities System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.



Subcustodian Agreements                     Copies of the subcustodian contracts State Street Bank and
-----------------------                     Trust Company has entered into with each subcustodian in the markets in
(annually)                                  which  State  Street  Bank and Trust Company offers  subcustody  services to its US mutual fund clients.


Network Bulletins (weekly):                 Developments of interest to investors in the markets in which State
                                            Street Bank and Trust Company offers custodial services.

Foreign Custody Advisories (as
necessary):                                 With respect to markets in which State Street Bank and
                                            Trust Company offers custodial services which exhibit
                                            special custody risks, developments which may impact
                                            State Street's ability to deliver expected levels of
                                            service.

                                   Schedule D
                                   ----------

Alger Equity Growth Series

Back Bay Advisors Bond Income Series

Back Bay Advisors Managed Series

Back Bay Advisors Money Market Series

Balanced Series

Capital Growth Series

Davis Venture Value Series

Harris Oakmark Mid Cap Value Series

Loomis Sayles Small Cap Series

MFS Investors Series

MFS Research Managers Series

Morgan Stanley International Magnum Equity Series

Salomon Brothers Strategic Bond Opportunities Series

Salomon Brothers U.S. Government Series

Westpeak Growth and Income Series

Westpeak Stock Index Series




August 3, 2000